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                                                                   EXHIBIT 10.42
                             SYSTEMS WORK AGREEMENT
                               (Fixed Bid Pricing)

         THIS SYSTEMS WORK AGREEMENT (this "Agreement") is made and entered into this 27th day of July, 2000, by and between High Speed Net Solutions, Inc. (hereinafter "Client"), a Florida corporation with offices located at 434 Fayetteville Street Mall, Suite 2120, Raleigh, NC 27601 and Nexgenix, Inc. (hereinafter "Nexgenix"), a Delaware corporation, with offices located at 320 Commerce, Irvine, California 92602.

                                   WITNESSETH:

         WHEREAS, Client desires to engage Nexgenix from time to time pursuant to one or more Statement(s) of Work to develop, create, test, and deliver certain programming materials and Nexgenix is interested in accepting such engagements, subject to the parties' further agreement on the scope and terms of each such Statement of Work; and

         WHEREAS, Client and Nexgenix mutually desire to set forth in this Agreement certain terms and conditions applicable to all such engagements;

         NOW, THEREFORE, Client and Nexgenix, intending to be legally bound, hereby agree as follows:

1.       Definitions.

         When used in this Agreement and in each Statement of Work issued hereunder, the capitalized terms listed in this Section 1 shall have the following meanings:

         1.1 "Code" shall mean computer programming code. If not otherwise specified, Code shall include both Object Code and Source Code. Code shall include any Maintenance Modifications or Basic Enhancements thereto created by Nexgenix from time to time, and shall include Major Enhancements thereto when added to the Code in connection with a Statement of Work issued hereunder.

             (a) "Object Code" shall mean the machine-readable form of the Code.

             (b) "Source Code" shall mean the human-readable form of the Code and related system documentation including all comments and any procedural code such as job control language.



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         1.2 "Deliverables" shall mean all Code, Documentation, and other materials developed for or delivered to Client by Nexgenix under this Agreement and under any Statement of Work issued hereunder.

         1.3 "Derivative Work" shall mean a work that is based upon one or more preexisting works, such as a revision, modification, translation, abridgement, condensation, expansion, or any other form in which such preexisting works may be recast, transformed, or adapted, and that, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement. For purposes hereof, a Derivative Work shall also include any compilation that incorporates such a preexisting work.

         1.4 "Documentation" shall mean user manuals and other written materials that relate to particular Code, including materials useful for design (e.g., logic manuals, flow charts, and principles of operation). Documentation shall include any Maintenance Modifications or Basic Enhancements thereto created by Nexgenix from time to time, and shall include Major Enhancements thereto when added to the Documentation in connection with a Statement of Work issued hereunder.

         1.5 "Enhancements" shall mean changes or additions, other than Maintenance Modifications, to Code and related Documentation, including all new releases, that improve functions, add new functions, or significantly improve performance by changes in system design or coding.

             (a) "Basic Enhancements" shall mean any Enhancements that are not
                 Major Enhancements.

             (b) "Major Enhancements" shall mean changes or additions to Code and related Documentation that (1) have a value and utility separate from the use of the Code and Documentation; (2) as a practical matter, may be priced and offered separately from the Code and Documentation; and (3) are not made available to any of Nexgenix's clients without separate charge.

         1.6 "Error" shall mean any error, problem, or defect resulting from (a) an incorrect functioning of Code, or (b) an incorrect or incomplete statement of diagram in Documentation, if such an error, problem, or defect renders the Code inoperable, causes the Code to fail to meet the specifications thereof, causes the Documentation to be inaccurate or incomplete in any material respect, causes incorrect results, or causes incorrect functions to occur when any such materials are used.

         1.7 "Maintenance Modifications" shall mean any modifications or revisions, other than Enhancements, to Code or Documentation that correct Errors, support new releases of the



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operating systems with which the Code is designed to operate, support new input/output (I/O) devices, or provide other incidental updates and corrections.

         1.8 "Statement of Work" shall mean a purchase offer of Client, a proposal of Nexgenix, or another written instrument that meets the following requirements:

             (a) Includes substantially the following statement: "THIS IS A STATEMENT OF WORK UNDER SYSTEMS WORK AGREEMENT DATED: ______."

             (b) Is signed on behalf of both parties by their authorized representatives

             (c) Contains the following five mandatory items:

                 (i) Description and/or specifications of the services to be performed and the Deliverables to be delivered to Client;

                 (ii) The name and address of a Technical Coordinator for each of Client and Nexgenix;

                 (iii) The amount, schedule, and method of payment;

                 (iv) The time schedule for performance and for delivery of the
             Deliverables; and

                 (v) Completion and acceptance criteria for the Deliverables.

         In addition, when applicable, the Statement of Work may include:

             (d) Provisions for written and/or oral progress reports by Nexgenix;

             (e) Detailed functional and technical specifications and standards for all services and Deliverables, including quality standards;

             (f) Documentation standards;

             (g) Lists of any special equipment to be procured by Nexgenix or provided by Client for use in performance of the work;

             (h) Test plans and scripts; and

             (i) Such other terms and conditions as may be mutually agreeable between parties.



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2.       Contract Administration.

         2.1 Contract Coordinator. Upon execution of this Agreement, each party shall notify the other party of the name, business address, and telephone number of its Contract Coordinator. The Contract Coordinators of each party shall be responsible for arranging all meetings, visits, and consultations between the parties that are of a nontechnical nature. The Contract Coordinators shall also be responsible for receiving all notices under this Agreement and for all administrative matters such as invoices, payments, and amendments.

         2.2 Technical Coordinator. Each Statement of Work shall state the name, business address, and telephone number of the Technical Coordinators of each party. The Technical Coordinators of each party designated for a particular Statement of Work shall be responsible for technical and performance matters, and the transmission and receipt of both Deliverables and technical information between the parties, insofar as they relate to such Statement of Work.

         2.3 Issuance of Statement(s) of Work. The initial Statement(s) of Work agreed to by the parties are set forth as attachments to this Agreement. Additional Statement(s) of Work, regardless of whether they relate to the same subject matter as the initial Statement(s) of Work, shall become effective upon execution by authorized representatives of both parties.

3.       Changes.

         Changes in any Statement of Work or in any of the Specifications or Deliverables under any Statement of Work shall become effective only when a written change order request is executed by authorized representatives of both parties. Change order requests that do not substantially affect the nature of Deliverables, their performance or functionality, and that do not change schedules by more than 1 week or dollar amounts by more than 1% may be requested and/or accepted by the parties' Technical Coordinators. All other change order requests with respect to this Agreement, any Statement of Work, or any Specifications or Deliverables must be requested and/or accepted by both parties' Contract Coordinators and signed by both companies' authorized representatives.

4.       Notice of Delay.

         Nexgenix and Client both agree to notify the other party promptly of any factor, occurrence, or event coming to its attention that may affect Client's or Nexgenix's ability to meet the requirements of any Statement of Work issued under this Agreement, or that is likely to occasion any material delay in delivery of Deliverables. Such notice shall be given in the event of any loss or reassignment of key employees, threat of strike, or major equipment failure in which case reasonable additional time shall be afforded to complete the delivery of the Deliverables.



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5.       Invoicing.

         Nexgenix shall submit invoices to Client for payment for work and/or Deliverables at such time or times as payment becomes due under each Statement of Work. In the event that invoicing is based on a Time and Materials basis, Nexgenix shall submit invoices to Client bi-monthly. All invoices shall be due and payable within thirty (30) days of presentment, without holdback, shall be addressed to Client's Contract Coordinator, and shall be submitted no more frequently than bi-monthly for charges due or accruing in each calendar month. In the event that a start of work payment is requested as set forth in a Statement of Work, it shall be due and payable prior to the commencement of any work. Each Deliverable shall be separately invoiced and paid for and the rejection of any Deliverable hereunder shall not serve as the basis for nonpayment or delay in payment for any other Deliverable hereunder. Client shall reimburse Nexgenix for all travel and other reasonable expenses under each Statement of Work as set forth in Nexgenix's Travel and Expense Policies. Each invoice shall separately set forth travel and other reasonable expenses, if any, for reimbursement. Supporting documentation (e.g., receipts for air travel, hotels, and rental cars) shall accompany any such invoice. Final payment shall be invoiced payable within ten (10) days of final delivery. Any invoice not paid within thirty (30) days of delivery of invoice to Client shall accrue late fees in the amount equal to one and one-half percent (1-1/2%) per month of the outstanding balance of such invoice. Client shall be responsible to pay any and all applicable sales taxes, state and local privilege or excise taxes based on revenue or sale or any other applicable taxes and government fees. Nexgenix shall be responsible for any and all payroll or employment taxes of any kind when applicable, including but not limited to FICA, FUTA, federal personal income tax, state personal income tax, state disability insurance tax and state unemployment insurance tax and Client acknowledges and agrees not to deduct or withhold any payroll or employment taxes with respect to payment to Nexgenix.

6.       Records.

         Nexgenix shall maintain records in accordance with sound accounting practices to substantiate Nexgenix's charges under each Statement of Work and on each invoice.

7.       Expenses.

         Except as expressly agreed in a Statement of Work, each of Client and Nexgenix shall bear all of its own expenses arising from its performance of its obligations under this Agreement and each Statement of Work issued hereunder, including (without limitation) expenses for facilities, work spaces, utilities, management, clerical and reproduction services, supplies, and the like.




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8.       Reports.

         8.1 Monthly Reports. Nexgenix agrees to provide to Client at least monthly with a written report of the progress of the work required under each Statement of Work issued hereunder, any anticipated problems (resolved or unresolved), and any indication of delay in fixed or tentative schedules.

         8.2 Periodic Reports. Approximately once every month, the parties shall meet for a formal progress presentation of approximately two (2) hours' duration, during which Nexgenix's management shall describe the status of the work required under each Statement of Work issued hereunder. Such presentation shall provide projections of the time of completion, and the status of Nexgenix's services and Deliverables, and shall address any problems that have come to Nexgenix's attention and Nexgenix's views as to how such problems may be resolved.

9.       Delivery and Acceptance.

         Nexgenix shall deliver all Deliverables, upon completion, to Client's Technical Coordinator for testing and acceptance. Nexgenix shall memorialize such delivery in a Delivery Confirmation that sets forth the nature and condition of the Deliverables, the medium of delivery, and the date of their delivery. Client's Technical Coordinator shall countersign such Delivery Confirmation so as to indicate its receipt of the contents described therein, and the Delivery Confirmation shall thereupon be transmitted to the parties' Contract Coordinators. Unless a different procedure for testing and acceptance is set forth in a Statement of Work, Client's Technical Coordinator shall commence acceptance testing immediately following its receipt of the Deliverables and complete such testing within ten (10) days after receipt of the Deliverables. Upon completion of such testing, Client shall issue to Nexgenix's Technical Coordinator notice of acceptance or rejection of the Deliverables. In the event of rejection, Client shall give its reasons for rejection to Nexgenix's Technical Coordinator in reasonable detail. Nexgenix shall use all reasonable effort to correct any deficiencies or nonconformities and resubmit the rejected items as promptly as possible.

10.      Ownership and Rights.

         10.1 Ownership of Work Product by Client. All original written material, including programs, documentation, diskettes, tapes, listings and any other material generated by Nexgenix personnel for Client ("Original Materials") shall constitute works made for hire and shall belong exclusively to Client and Nexgenix hereby assigns to Client all rights to Original Materials required solely for any required filings, fees or other actions to establish such ownership right. All Other Materials developed for Client shall be owned by Client and shall be considered work made for hire by Nexgenix for Client. Client shall own all United States and International copyrights in the Original Materials.

         10.2 Vesting of Rights. With the sole exception of any preexisting works identified in Section 10.3 below, Client, its successors and assigns, shall have the right to obtain and hold in its



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or their own name(s) all copyright registrations and other evidence of rights that may be available for Deliverables.

         10.3 Preexisting Works. Client acknowledges that, with the exception of Original Materials, Nexgenix shall retain all right, title and proprietary interest in any and all work product not developed under this Agreement, and that Nexgenix may have developed, or may develop in the future, from time to time, independently of its activities under this Agreement, including certain work product with similar functionality as those developed hereby. Client agrees to and consents to such development by Nexgenix provided that (a) no source code used in the development of Client's work product shall have been used or copied in any manner which, if so adjudicated, would constitute a copyright violation of Client's existing copyrights, and (b) Client continues to own all right, title, copyright and other proprietary interest in any Original Materials or other Nexgenix-developed product developed directly for Client's benefit hereunder. In addition, Client acknowledges that Nexgenix claims and reserves all rights and benefits afforded under federal law in Nexgenix's existing programs as copyrighted works (e.g. Nexgenix's application frameworks and application templates, etc.). Further, in the event that any Deliverable constitutes a Derivative Work of any preexisting work not owned by Nexgenix or which is and will continue to be the property of Nexgenix, then Nexgenix shall provide in the Statement of Work pertaining to such Deliverable (a) the nature of such preexisting work; (b) its owner (a third party or Nexgenix); (c) any restrictions or royalty terms applicable to Nexgenix's use of such preexisting work or Client's exploitation of the Deliverable as a Derivative Work thereof; and (d) the source of Nexgenix's authority to employ the preexisting work in the preparation of the Deliverable. Nexgenix hereby grants Client a non-exclusive, non-sublicenseable, non-transferable, perpetual, royalty-free, license in any Nexgenix Preexisting Works that may be included in a Deliverable for use in connection with the internal business activities of Client.

11.      Confidential Information.

         From time to time Client and Nexgenix may provide each other with its own confidential business and technical information in connection with the work to be performed by Nexgenix under Statement(s) of Work issued hereunder. Such information shall be designated as confidential upon or prior to disclosure. All confidential written materials shall be marked with the legend "Confidential." Each party hereto shall use its best efforts to prohibit any use or disclosure of Confidential Information, except as necessary to perform work under the Statement(s) of Work issued hereunder. Notwithstanding anything to the contrary herein, Nexgenix and its personnel shall be free to use and employ its and their general skills, know-how, and expertise, and to use, disclose, and employ any generalized ideas, concepts, know-how, methods, techniques, or skills gained or learned during the course of any assignment, so long as it or they acquire and apply such information without disclosure of any confidential or proprietary information of Client. Client acknowledges and understands that Nexgenix is the sole owner of its Distributed Development Methodology ("METHODOLOGY") and as such acknowledges and agrees that Nexgenix shall have the sole and exclusive ownership of any enhancements, all media and documentation relating to any such enhancements (including their development or their operation, testing or use) and all reports and copies thereof, and all intellectual property rights associated therewith



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(including, without limitation, rights to patents, patent applications, copyrights, trade secrets, or know-how) concerning the METHODOLOGY. Client acknowledges that the METHODOLOGY, including associated report formats, screen displays, and menu features, constitute Confidential Information and shall constitute copyrighted works protected by federal and international copyright laws. Client shall not permit any personnel to remove, copy or modify any proprietary or other legends or restrictive notices contained or included in any materials provided by Nexgenix. Client shall not use (except for the purpose of this Agreement) or disclose to any third party any Confidential Information relating to the METHODOLOGY as supplied by Nexgenix. Any disclosure of such Confidential Information to agents or employees by Client shall be made only in the normal course of business on a need-to-know basis within the scope and purpose of this Agreement and under prior written agreements requiring such agents or employees to treat all such information strictly as confidential and use only for the purposes of this Agreement. Client shall not make copies of any materials containing such Confidential Information except as authorized in writing by Nexgenix.

12.      Representations and Warranties.

         Nexgenix makes the following representations and warranties for the benefit of Client, as a present and ongoing affirmation of facts in existence at all times when this Agreement or any Statement of Work issued hereunder is in effect:

         12.1     No Infringement.

         (a) Nexgenix represents and warrants that all Deliverables, do not and will not infringe any patents, copyrights, or other intellectual property rights of any third party, nor has any claim (whether or not embodied in an action, past or present) of such infringement been threatened or asserted, nor is such a claim pending against Nexgenix.

         (b) Nexgenix hereby agrees to indemnify, defend and hold harmless Client, and its officers, directors and partners (each, an "Indemnified Party") against any and all claims, demands, causes of action, damages, costs, expenses, penalties, losses and liabilities (whether under a theory of negligence, strict liability, contract or otherwise) incurred or to be incurred by an Indemnified Party (including but not limited to costs of investigation and reasonable attorney and other third party fees and, to the extent permitted by law, fines, penalties and forfeitures in connection with any proceedings against the Indemnified Party) arising out of or resulting from a breach of Section 12.1(a).

         (c) Notwithstanding anything to the contrary herein, Client agrees to indemnify, defend and hold Nexgenix and its employees, representatives, agents and affiliates, harmless against any claim, suit, action, or other proceeding brought against Nexgenix based on or arising from a claim that Third-Party Software contained in any work product infringes in any manner any copyright, patent, trademark, trade secret or any other intellectual property right of any third party. Nexgenix will promptly notify Client of any such claim. The Client will bear full responsibility for


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the defense (including any settlements); provided, however, that (i) Client will keep Nexgenix informed of, and consult with Nexgenix in connection with the progress of such litigation or settlement, and (ii) Client will not have any right, without the written consent of Nexgenix, to settle any such claim if such settlement does not completely absolve Nexgenix of any and all liability in connection with such claim or imposes ongoing restrictions on Nexgenix's conduct of its business, Client acknowledges and agrees that it must use reasonable efforts to pursue any indemnification or other rights it may have against providers of the Third Party Software pursuant to license agreements with such providers for claims of infringement with respect to Third Party Software.

         12.2 Conformity, Performance, Compliance, Warranty Limitation. Nexgenix represents and warrants that all Deliverables, at the time of Acceptance of Deliverables in accordance with Section 9 of this Agreement, will conform to the specifications and functions as developed and set forth in the Statement(s) of Work relating thereto; and that Nexgenix will perform all work called for by each Statement of Work issued hereunder. Neither party hereto shall be obligated or liable to the other or to any other person for any loss of profits, loss of use, or incidental, special or consequential damages, whether based on contract, tort (including negligence), strict liability, or any other theory or form of action, even if such party has been advised of the possibility thereof, arising out of or in connection with this Agreement. In no event shall Nexgenix be liable for any damages in excess of any amounts paid to it hereunder. Without limiting the generality of the preceding sentence, neither party shall be liable for any personal injury or property damage. Nexgenix warrants that the code and/or documentation will perform as per the specifications developed and set forth in the attached Statement(s) of Work and provides no additional warranty after Final Acceptance of Deliverables as set forth in the Statement(s) of Work. EXCEPT AS SPECIFICALLY SET FORTH IN THIS SECTION, NEXGENIX DISCLAIMS ANY AND ALL WARRANTIES WITH RESPECT TO THE DELIVERABLES, CODE OR DOCUMENTATION, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF FITNESS FOR ANY PARTICULAR PURPOSE OR MERCHANTABILITY.

         12.3 Year 2000 Warranty: Nexgenix represents and warrants that all software code under the attached Statement of Work, developed directly by Nexgenix, in source code or executable code form that receives, stores, processes or outputs year information is in 4 (four) digit form. However, Nexgenix will not be responsible for any non conformation of the processing, storing and displaying of year data in 4-digit format (non year 2000 compliant) for software and/or codes not developed directly by Nexgenix under the attached Statement of Work including all third party development tools, frameworks, software and/or codes, operating system and hardware platforms and integration to other applications, software and/or components thereof as an integration solution delivery.



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13.      Term and Termination.

         13.1 Term of Agreement. This Agreement shall be effective upon the date first written above. The term of this Agreement shall be for a period of two (2) years and shall automatically renew each year after the end of the initial two year period, unless terminated in accordance with the terms of this Agreement. However, this Agreement shall continue to remain in effect with respect to any Statement(s) of Work already issued hereunder at the time of such termination, until such Statement(s) of Work are themselves terminated and/or performance thereunder is completed.

         13.2 Termination of Agreement. Either party may terminate this Agreement upon not less than ninety (90) days' written notice to the other party. However, this Agreement shall continue to remain in effect with respect to any Statement of Work already issued hereunder until such other Statement of Work is itself terminated and/or performance thereunder is completed. Nexgenix shall be paid for all work performed through the date of termination. Nexgenix may, at its sole discretion, terminate this Agreement and any Statement(s) of Work under this Agreement for non-payment of fees hereunder.

         13.3 Survival. In the event of any termination of this Agreement, Sections 8 and 10 through 14 hereof shall survive and continue in effect and shall inure to the benefit of and be binding upon the parties and their legal representatives, heirs, successors, and assigns.

14.      Miscellaneous.

         14.1 Notices. All notices and all other communication provided herein shall be given in writing, by personal delivery, by facsimile transmission or by registered or certified mail, return receipt requested, or delivered by a recognized national overnight courier service as follows:

                  If to Nexgenix:
                  Nexgenix, Inc.
                  30 Corporate Park
                  Suite 410
                  Irvine, California 92606

                  If to Client:
                  High Speed Net Solutions, Inc.
                  434 Fayetteville Street Mall, Suite 2120
                  Raleigh, NC 27601

                  All notices will be deemed to be given when received in accordance with the provisions of this Section 14.



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         14.2 Force Majeure. Neither party shall be in default by reason of failure in performance of this Agreement if such failure arises, directly or indirectly, out of causes reasonably beyond the control or foreseeability of either party, including but not limited to, default by suppliers, acts of God or the public enemy, U.S. or foreign governmental acts in either a sovereign or contractual capacity, transportation contingencies, fire, flood, epidemic, restrictions and strikes.

         14.3 No Agency. Nexgenix, in rendering performance under Statement(s) of Work issued hereunder from time to time, is acting solely as an independent contractor. Client understands and agrees that this Agreement does not create any agency, employment, partnership, joint venture or similar relationship between the parties, and neither party has any authority to bind the other with respect to any matter. Under no circumstances shall either party have the right or authority to act or make any commitment of any kind to any third party on behalf of the other party or to represent the other party in any way as an agent. Client acknowledges that Nexgenix will not be entitled to any benefits available to Client's employees and Nexgenix shall be responsible for all taxes upon Nexgenix's income.

         14.4 No Assignment. Neither party may, without the prior written consent of the other party, assign or transfer this Agreement or any obligation incurred hereunder, except by merger, reorganization, consolidation, or sale of all or substantially all of such party's assets. Any attempt to do so in contravention of this Section shall be void and of no force and effect.

         14.5 Authority of Nexgenix. Nexgenix has the sole right and obligation to supervise, manage, contract, direct, procure, perform, or cause to be performed all work to be carried out by Nexgenix hereunder unless otherwise provided herein.

         14.6 Publicity. Client agrees to provide Nexgenix with the right to include Client's name in any of Nexgenix's client listings, including but not limited to marketing materials, press releases, website location, with Client's prior written approval.

         14.7 No Waiver. No delay or omission by either party hereto to exercise any right or power occurring upon any noncompliance or default by the other party with respect to any of the terms of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by either of the parties hereto of any of the covenants, conditions, or agreements to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any covenant, condition, or agreement herein contained. Unless stated otherwise, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity, or otherwise.

         14.8 Required Approvals. Where agreement, approval, acceptance, or consent by either party is required by any provision of this Agreement, such action shall not be unreasonably delayed or withheld.


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         14.9 Non-Solicitation. Client and Nexgenix will not directly or indirectly, solicit or offer employment to any personnel or cause any such personnel to leave the employ of the other party until one (1) year after the termination of the Agreement.

         14.10 Insider Trading. Both parties acknowledge that they are aware and agree that they will advise their directors, employees, agents, advisors and affiliates who are informed of Confidential Information that the United States securities laws prohibit any person who has material, nonpublic information concerning the matters which are the subject of this Agreement from purchasing or selling the securities of either company or their affiliates, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Both parties agree to comply with such laws.

         14.11 Material Breach. In the event of a material breach of this Agreement by one party, the other party may (reserving cumulatively all other remedies and rights under this Agreement and in law and in equity) terminate this Agreement by giving thirty (30) days prior written notice; provided, however, any such termination shall not be effective if the party in breach has cured the breach of which it has been notified prior to the expiration of said thirty (30) days. Each party further acknowledges that its breach of confidentiality under this Agreement will cause irreparable damage and hereby agrees that the other party shall be entitled to seek immediate injunctive relief under this Agreement as well as such further relief as may be granted by a court of competent jurisdiction.

         14.12 Conflict. In the event of any conflict between this Agreement and any Statement(s) of Work, the provisions of this Agreement shall prevail.

         14.13 Arbitration. Any dispute or claim arising out of or in relation to this Agreement, or the interpretation, making, performance, breach or termination thereof that cannot be amicably resolved by the parties, shall be finally settled by binding arbitration under the rules of the American Arbitration Association as presently in force ("Rules") and each party will appoint an arbitrator, and the two thus selected to designate a third in accordance with said Rules. The arbitration will be held as promptly as possible at New York, New York. Judgment on the award rendered may be entered in any court having jurisdiction thereof. Any monetary award shall be in U.S. dollars and the arbitration shall be conducted in the English language. The arbitrator(s) will not award any exemplary or punitive damages. The losing party shall be responsible for paying all costs of the arbitration, including but not limited to reasonable legal expenses of the winning party. The parties may apply to any court of competent jurisdiction for temporary or permanent injunctive relief, without breach of this Section 14.13 and without any abridgment of the powers of the arbitrator.

         14.14 Export Compliance. The parties agree to comply with U.S. export control laws, regulations and requirements, including without limitation the U.S. Export Administration Regulations. Client shall provide prior written notice to Nexgenix in the event that any of Client's



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software or technology is subject to U.S. export controls prior to commencement of work under this Agreement. The notice shall identify the U.S. government agency having jurisdiction with respect to the software or technology and the classification of such software or technology under applicable regulations. In the absence of notice from Client, Nexgenix shall presume that the software and technology are not subject to U.S. export controls. The parties agree that they shall not export, re-export, or provide access directly or indirectly to any Deliverable other than in strict compliance with all applicable laws and this Agreement shall indemnify, defend, and hold the other party hereunder harmless from and against any and all claims, demands, actions, suits, proceedings, losses, damages, penalties, obligations, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and costs) arising directly or indirectly from a breach of this provision.

         14.15 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         14.16 Section Headings; Exhibits. The section and subsection headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof. The exhibits referred to herein and attached hereto, or to be attached hereto, including all Statement(s) of Work issued hereunder from time to time, are incorporated herein to the same extent as if set forth in full herein.

         14.17 Multiple Counterparts. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single Agreement between the parties.

         14.18 Entire Agreement. This Agreement and the exhibits annexed hereto, together with the Statements of Work issued from time to time hereunder, constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and all prior or contemporaneous agreements or understandings are merged herein. No change, waiver, or discharge hereof shall be valid unless it is in writing and is executed by the party against whom such change, waiver, or discharge is sought to be enforced. The invalidity or unenforceability of any provision(s) of this Agreement shall not affect the validity or enforceability of any other provision(s) of this Agreement which shall remain in full force and effect.



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


         IN WITNESS THEREOF, the parties have executed this Agreement, effective as of the date first set forth above.


High Speed Net Solutions, Inc.            NEXGENIX, INC.


By: /s/ Harris B. Glover                  By: /s/ Paul T. Anthony
    --------------------------                ---------------------------------
Printed Name: Harris B. Glover            Printed Name: Paul T. Anthony
              ----------------                          -----------------------
Title: CTO                                Title: Controller
       -----------------------                   ------------------------------









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


                                    EXHIBIT A


                          OUTLINE OF STATEMENT OF WORK
           (ACTUAL STATEMENT OF WORK TO REPLACE THIS EXHIBIT OUTLINE)


Cover Page

Copyright Page

Statement of Work Acceptance Memo

     1.0      EXECUTIVE SUMMARY
              1.1      Overview
              1.2      Project Summary
              1.3      Development Approach Summary
              1.4      Investment Summary Overview
              1.5      Acceptance Procedure
              1.6      Glossary of Terms (Optional)
     2.0      PROJECT SCOPE
              2.1      Project Overview
              2.2      Baseline Business/Functional Requirements
              2.3      Baseline Component Matrix
              2.4      Issues to be Resolved (Optional)
     3.0      TECHNICAL APPROACH
              3.1      Technical Requirements
              3.2      Proposed Hardware and Network Architecture
              3.3      Proposed Application Architecture
              3.4      Infrastructure Required for the Project
              3.5      Development Environment
     4.0      PROJECT APPROACH AND DELIVERABLES
              4.1      Project Approach
              4.2      Approach Summary (Optional)
              4.3      Project Management Roles and Responsibilities
              4.4      Knowledge Transfer (Optional)
              4.5      Deployment Support (Optional)
     5.0      ASSUMPTIONS
              5.1      Scope Assumptions
              5.2      Technical Architecture Assumptions
              5.3      Project Approach Assumptions
              5.4      Infrastructure Assumptions
              5.5      Investment and Pricing Assumptions
     6.0      INVESTMENT SUMMARY
              6.1      Delivery and Payment Schedule
              6.2      Work Segment I Deliverable Schedule and Investment



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


              6.3      Warranty
              6.4      Infrastructure for Nexgenix Consultants
              6.5      Travel and Living Expenses
              6.6      Changes to Fees and Schedules
              6.7      Validity of Statement of Work
              6.8      Delivery and Acceptance Procedure
     7.0      APPENDIX A: PROJECT COMMUNICATIONS
              7.1      Weekly Status Report
              7.2      Project Weekly Status Meeting
              7.3      Executive Review (Optional)
              7.4      Project Meetings
              7.5      Delivery Receipt Memo
              7.6      Delivery Acceptance Memo
     8.0      APPENDIX B: CHANGE AND ISSUE MANAGEMENT PROCESS
     9.0      APPENDIX C: TABLE OF CONTENTS FOR WORK SEGMENT 1 DELIVERABLES
     10.0     APPENDIX D: BUSINESS BACKGROUND
     11.0     APPENDIX E: BASELINE REQUIREMENTS DETAIL (OO APPROACH)
              11.1     Business Requirements Matrix
              11.2     Preliminary Use Cases
              11.3     Preliminary Business Classes
              11.4     Preliminary Class Association Diagram
              11.5     Preliminary List of Screens
              11.6     Preliminary List of Reports
              11.7     Preliminary List of Batch Server Programs (Optional)
              11.8     Preliminary List of Data Entities
              11.9     Preliminary List of External Interfaces (Optional)
              11.10    Domain Areas



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